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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated August 18, 1997, in this Registration Statement (Form N-1A No. 2-89016) of PaineWebber Managed Municipal Trust (comprising the PaineWebber RMA California Municipal Money Fund and PainWebber RMA New York Municipal Money Fund).


                                        /s/  Ernst & Young LLP
                                        ERNST & YOUNG LLP


New York, New York
August 25, 1997